Exhibit 5.5

FIRM and AFFILIATE OFFICES

NEW YORK
LONDON
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May 6, 2011 Metamora Products Corporation of Elkland 10653 South River Front Parkway Suite 300 South Jordan, UT 84095 RE: Registration Statement on Form S-4	SAN DIEGO
SAN FRANCISCO
BALTIMORE
BOSTON
WASHINGTON, DC
LAS VEGAS
ATLANTA
MIAMI
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NEWARK
BOCA RATON
WILMINGTON
CHERRY HILL
PRINCETON
LAKE TAHOE
HO CHI MINH CITY

Ladies and Gentlemen:

We have acted as special Pennsylvania counsel to Metamora Products Corporation of Elkland, a Pennsylvania corporation (“Metamora”), in connection with the corporate authorization of the execution and delivery by Metamora of that certain Indenture dated March 11, 2011 (the “Indenture”), by and among the Headwaters Incorporated (the “Issuer”), the guarantors listed on Schedule II thereto (the “Guarantors,” such Guarantors including Metamora) and Wilmington Trust FSB, a federal savings bank, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”) and the consummation by Metamora of the transactions contemplated thereby. Capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Indenture. This opinion is being rendered at your request.

For purposes of rendering this opinion, we have examined the following documents:

1. The Indenture, in the form filed as Exhibit 4.1 to the Issuer’s Form 8-K Report filed with the Securities and Exchange Commission on March 14, 2011;

2. A Certificate issued by the Secretary of the Commonwealth of Pennsylvania on March 9, 2011 (the “Subsistence Certificate”);

3. The Articles of Incorporation, as amended, and the Restated Bylaws, as amended, of Metamora (collectively, the “Organizational Documents”), in the form attached to a certificate of the secretary of Metamora dated the date hereof (the “Secretary’s Certificate”);

4. A written consent of the sole director of Metamora dated March 11, 2011, in the form attached to the Secretary’s Certificate; and

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5. The Secretary’s Certificate.

Other than our review of the Indenture, the Organizational Documents, and the other documents listed above we have not reviewed any documents or made any independent investigation as to factual matters in rendering this opinion. Our opinions are, therefore, qualified in all respects by the scope of our document review. With respect to the schedule and annexes to the Indenture, we have relied upon the factual matters set forth therein, without independent investigation, as being true, correct and complete; provided we have no knowledge that the matters stated therein on which we have relied are inaccurate.

In such examination, we have assumed: (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents, (v) that all records and other information made available to us by Metamora on which we have relied are complete in all material respects, (vi) that there are no fees, charges, benefits or other compensation that has been or will be paid, directly or indirectly to the Trustee, the Collateral Agent or any of the Initial Purchasers or for any their respective benefit, except as specified in the Indenture, (vii) that there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence, (viii) that the conduct of the parties has complied with the requirements of good faith, fair dealing and conscionability; and (ix) that each of the Trustee, the Collateral Agent and the Initial Purchasers has acted in good faith and without notice of any defense against the enforcement of any right created by the Indenture. As to all questions of fact material to these opinions, we have relied solely upon the above-referenced certificates or comparable documents, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof. Except as expressly set forth in this opinion, we have not undertaken any independent investigation, examination or inquiry to confirm or determine the existence or absence of facts, searched the books or records of Metamora, searched any internal files, court files, public records, or other information, collected or examined or reviewed any communications, instruments, agreements, documents, financial statements or tax filings, minutes, records or liens.

As used herein with respect to any opinion or statement, the phrase “to our knowledge,” “known to us” or “of which we are aware,” or any other phrase of similar meaning, limits the opinion or statement it qualifies to the current conscious awareness by lawyers in the Primary Lawyer Group of factual matters or other information such lawyers recognize as being relevant to the opinion or statement so qualified. “Primary Lawyer Group” means any lawyer in this firm who (i) signs this opinion on behalf of the firm or (ii) actively renders legal services in connection with negotiating, documenting or reviewing the transactions contemplated by the Indenture (the “Transactions”). In connection with delivering this opinion, the lawyers in the

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Primary Lawyer Group, with your consent, have not made any inquiry of other lawyers practicing law with this firm or any review of files maintained by this firm.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. Metamora is a corporation validly existing and subsisting under the laws of the Commonwealth of Pennsylvania.

2. Metamora has all requisite corporate power and authority to execute and deliver the Indenture and to perform its obligations thereunder including its obligations under Article XI thereof (the “Guaranty”).

3. The execution and delivery by Metamora of the Indenture and the performance by Metamora of its obligations thereunder, including the Guaranty, have been duly authorized by all necessary corporate action on the part of Metamora.

4. The execution and delivery by Metamora of the Indenture and the performance by Metamora of its obligations thereunder will not (i) violate any of the terms of the Organizational Documents or (ii) violate any Applicable Law (as hereafter defined).

5. To our knowledge, no consent, approval, waiver, license or authorization or other action by, or filing with, any governmental authority is required to be obtained or made by or on behalf of Metamora under any Applicable Law in connection with the execution and delivery by Metamora of the Indenture and the performance by Metamora of its obligations thereunder, including the Guaranty, except such as have been obtained and are in full force and effect.

The foregoing opinions are subject in all respects to the following assumptions, exceptions, qualifications and limitations:

A. We are not general counsel to Metamora. We have been engaged as special counsel in the Commonwealth of Pennsylvania by Metamora solely for the purpose of representing Metamora in connection with the Indenture. As a result, the scope of our inquiry has been necessarily limited.

B. The opinions expressed herein are limited to those laws, rules and regulations of the Commonwealth of Pennsylvania (excluding securities and blue sky laws), in each case which, in our experience, without having made any special investigation as to the applicability of any specific law, rules or regulation, are normally applicable to the Transactions (collectively, the “Applicable Laws”). No opinion is expressed as to the effect on the matters covered by this letter of the laws, rules or regulations of (i) the Commonwealth of Pennsylvania other than the

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Applicable Laws or (ii) the United States of America or any jurisdiction other than the Commonwealth of Pennsylvania, whether in any such case applicable directly or through the Applicable Laws.

C. Our opinion in paragraph 1 above is based solely upon our review of the Subsistence Certificate, and we have assumed that the Subsistence Certificate remains accurate as of the date hereof.

D. We have assumed that your counsel has not given you any advice that is contrary to any opinion rendered herein and that neither you nor your counsel has any actual knowledge that causes you to reasonably believe that any of the opinions expressed herein are incorrect. If, to your actual knowledge, circumstances are such that that our reliance on the assumptions in this paragraph is inappropriate, and you have not informed us thereof in writing prior to our delivery to you of this opinion, any of our opinions included herein that specifically relate to or are affected by such circumstances shall be deemed not to have been so included herein.

E. The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

F. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

G. The opinions expressed herein are rendered solely for your benefit in connection with the Transactions. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, except that (i) Pillsbury Winthrop Shaw Pittman LLP, which is serving as your counsel in connection with a registration statement on Form S-4, Commission File No. [                    ] (as amended, the “Registration Statement”), filed by the Issuer, Metamora and the other guarantors named therein with the Securities and Exchange Commission, may rely upon this opinion in connection with delivering its opinion to be filed as an exhibit to the Registration Statement and (ii) we hereby consent to the filing of this opinion as an exhibit to the Registration Statement, provided that in giving such consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required under Section 7 thereof.

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Very truly yours,

/s/ Duane Morris LLP

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